Exhibit 10.17

AMENDMENT AND TERMINATION

OF THE
AMENDED AND RESTATED MILAN PARENT, LLC

2019 PHANTOM INCENTIVE EQUITY PLAN
_____________, 2021

Milan Parent, LLC, a Delaware limited liability company (the “Company”), has previously adopted the Amended and Restated Milan Parent, LLC 2019 Phantom Incentive Equity Plan, (and as may be amended from time to time, the “Plan”). Section 6(b) of the Plan allows the Board of Managers of the Company (the “Board”) to amend the Plan in certain respects from time to time.

The Board has determined that it is appropriate to amend and terminate the Plan effective as of the date Milan Laser Inc.’s registration statement on Form S-1 is declared effective, subject to the consummation of the initial public offering of Milan Laser Inc. Class A Common Stock (the “IPO”). In the event that the IPO is not consummated on or prior to December 31, 2021, this amendment and termination shall be void ab initio.

The Plan, as revised by this amendment and termination, constitutes the entire Plan as amended to date. Capitalized terms not defined herein shall have the meanings assigned to them under the Plan. Notwithstanding any other provision in the Plan:

1.            The definition of Payment Date in Appendix A of the Plan is hereby amended to add a final sentence that reads as follows:

“In addition, notwithstanding any other provision of the Plan or the applicable Award Agreement, a Plan Termination (as defined in Section 6(k), below) shall constitute a Payment Date.”

2.            The definition of Phantom Unit Payment in Appendix A of the Plan is hereby amended to add the following new subsection (v):

“(v) Notwithstanding any other provision of the Plan, if the Payment Date is due to a Plan Termination, the Phantom Unit Payment shall be distributed with respect to all Phantom Units including such Phantom Units that are vested prior to or in connection with, such Plan Termination on or following the 12-month anniversary of the Plan Termination. Such Phantom Unit Payment shall be distributed to the Participant within thirty (30) days following the 12-month anniversary of the Plan Termination (the “Plan Termination Distribution Date”); provided that no such distribution shall be made if the Plan Termination Distribution Date and associated distributions are determined by the Board to be proximate to a downturn in the Company’s financial health (within the meaning of Treasury Regulation Section 1.409A-3(j)(4)(ix)(C)) if such distribution would result in additional taxes or penalties to the Participant under Section 409A of the Code, and in such event the distribution shall be made as soon thereafter as permissible without penalty under Section 409A of the Code.”

3.            Section 6(k) of the Plan is hereby amended to read as follows:

This Plan shall become effective as of July 23, 2019 (the “Effective Date”). The Plan shall terminate as to future awards on the date which is twelve (12) years after the Effective Date. Notwithstanding the foregoing, the Plan shall be terminated (the “Plan Termination”) effective as of the date Milan Laser Inc.’s registration statement on Form S-1 is declared effective, subject to the consummation of the initial public offering of Milan Laser Inc. Class A Common Stock (the “IPO”), and in connection with the Plan Termination distributions shall be made to all eligible Participants in accordance with the definition of Phantom Unit Payment. The Plan Termination is intended to comply with Treasury Regulation Section 1.409A-3(j)(4)(ix)(C) and this amendment and termination shall be interpreted accordingly. Notwithstanding the foregoing, no provision of this amendment and termination shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A of the Code from any Participant or any other individual to the Company or any of its affiliates, employees or agents.”

4.            Payment to be made to the Participant in such form as shall be determined by the Board in its sole discretion, including without limitation in the form of shares of common stock or other securities of Milan Laser Inc..

5.            This amendment and termination shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the choice of law principles thereof. Except as set forth in this amendment and termination, the terms and conditions of the Plan shall remain in full force and effect. In accordance with its authority under Section 3 of the Plan, the Board has determined that this amendment and termination does not adversely impact the rights of any Participant under any Award granted to such Participant under the Plan.

* * * * * * * *

Executed as of the first date set forth above.

MILAN PARENT, LLC

Name:

Title:

Signature Page to Amendment to
the Amended and Restated Milan Parent, LLC
2019 Phantom Incentive Equity Plan